Exhibit 10.25

REDACTED - AS FILED
THE MARKED PORTIONS OF THIS AMENDMENT HAVE BEEN OMITTED
AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO
A REQUEST FOR CONFIDENTIAL TREATMENT

Quotation

Contract Manufacturing of Ora-lyn™

QTE-GFV-0001.01 June 5, 2006

Confidential for Generex Biotechnology Corporation
Customer Contact: Rose C. Perri Suite 202 33 Harbour Square Toronto, ON M5J 2G2 Phone: 416-364-2551, ext 234
Account Manager: Tom Clark Phone: 919-465-8319	Contract Manager: Wally Heritage Phone: 919-465-8284

BioPharmaceutical Product Development
Pharmaceutical Product Development
Clinical Packaging Services
Analytical Chemistry and Microbiology Services
Scientific and Regulatory Consulting
Pulmonary and Nasal Product Development
Clinical and Small Scale Commercial Manufacturing

CONFIDENTIAL

QTE-GFV-0001.01	Page 2

Executive Summary

Cardinal Health, Pharmaceutical Development (Cardinal Health) will perform a technical transfer for the production of Oral-lyn™ for Generex Biotechnology Corporation (Generex). Following the technical transfer, Cardinal Health will produce Phase III clinical supplies of the Oral-lyn drug product. The estimated cost for the technical transfer and Phase III clinical batch production is $[REDACTED] over a period of approximately [REDACTED]. If the three process qualification batches are used as the Phase III clinical supplies, the total estimated cost will be $[REDACTED].

Section 1. Version History

Table 1: Revisions

Version	Date Issued	Reason(s)
00	May 11, 2006	New Issue
01	June 5, 2006
1. Reduced the total number of clinical supplies needed to [REDACTED] (Table 4)
2. Reduced the amount of in-process testing required per batch. (Tables 2 and 4)
3. Removed full raw materials release and included release by Identification and Certificates of Analysis. (Table 4)
4. Removed finished product full release testing from the scope of work. (Tables 2 and 4)
5. Included invoicing schedule. (Table 11)

Section 2. Scope of Work

Cardinal Health will perform a technical transfer for the production of Oral-lyn drug product for Generex. The technical transfer will include the transfer of analytical methods, the production of an engineering batch, and then production of three process qualification batches. If appropriate, all three process qualification batches will serve as Phase III clinical trial materials. Otherwise, Cardinal Health will produce additional batches for Phase III clinical supplies to support Generex’s clinical studies. All activities will be conducted according to cGMPs.

2.1. Safety

2.1.1. Cardinal Health’s Responsibilities

Cardinal Health will assess all vendor and Generex MSDSs and all handling data for the samples/materials associated with this project. When samples/materials are categorized as a Controlled Drug Substance (CDS) and/or Class 4 and above, the samples/materials will require special handling precautions and procedures.

If categorized as a CDS, Cardinal Health will invoice Generex a CDS Handling Surcharge for all project activities. If categorized as a Class 4 or above, Cardinal Health will invoice Generex for compound specific monitoring, supplies, or equipment purchased specifically for this project to ensure safe handling of Generex‘s samples and materials. It is not anticipated that Generex’s product will be categorized as a CDS or Class 4 compound.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 3

2.1.2. Generex’s Responsibilities

Generex will provide an MSDS and all sample/material handling data for the samples/materials associated with this project. If samples/materials have any special handling considerations, Generex will notify Cardinal Health prior to the initiation of the project.

2.2. Methods/Documentation

Table 2: Methods for Reference

		Replicates per Analysis
Reference	Method	In-process Testing	Batch Release

GNX-001	Physical Appearance of Oral-lyn Bulk Drug Product	1	-

GNX-003	pH Test For Bulk	1	-

GNX-005	HPLC Potency and Identity Determination for Insulin in Bulk Product	1	1

GNX-017	Leak Rate/Net Content (Aerosol Finished Product)	-	10

GNX-020	High Molecular Weight Protein (HMWP) Content of Oral-lyn Drug Substance and Drug Product by Size Exclusion HPLC (Oral-lyn Bulk Drug Product)	1	-

GNX-024	Fill Weight Finish Product	-	3

USP <61> & <1227>	Microbial Limits	1	1

SOP-MC-019-002	Cleaning Verification	-	-

2.2.1. Cardinal Health’s Responsibilities

Cardinal Health will review all project-related documentation and methods received from Generex associated with this project.

2.2.2. Generex’s Responsibilities

Generex will provide all available project-related documentation and methods to be used for this project.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 4

2.3. Sample/Materials

Table 3: Raw Materials

Raw Material	Supplier
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]

2.3.1. Cardinal Health’s Responsibilities

Cardinal Health will, as necessary, log in all samples/materials according to current Standard Operating Procedures. Upon issuance of the final report or Certificate of Analysis, samples/materials will be stored in quarantine at Cardinal Health for a period of 30 days. After the 30-day quarantine, samples/materials will be disposed of at Cardinal Health unless notified otherwise by Generex.

2.3.2. Generex’s Responsibilities

If available, Generex will provide all samples/materials necessary to perform this project. The samples/materials should arrive at Cardinal Health with all proper documentation. If samples/materials are not available, Generex will request Cardinal Health to purchase all necessary samples/materials needed to perform this project. If return shipment is requested, Generex will notify Cardinal Health prior to the disposition of samples/materials.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 5

Section 3. Project Activities

3.1. Cardinal Health’s Responsibilities

Cardinal Health will transfer analytical methods in-house from Generex, produce engineering and process qualification batches, and produce clinical supplies as indicated in Table 4.

Table 4: Project Activities and Costs

Study Phase	Activities

Project Related Activities
Cardinal Health will carry out project related activities that include initial project discussions with Generex, project team selection, agreement to and approval of project activities, and program management activities.

Analytical Methods Transfer	Transfer of Generex’s analytical methods listed in Table 2[1].

Raw Materials Release
Cardinal Health will release the raw materials listed in Table 3 for use with the engineering, process qualification, and clinical batches. It is assumed that Generex will perform full release of all raw materials and Cardinal Health will release raw materials based on Identification and Certificates of Analysis. [2]

Engineering Batch
- Preparation of product inventory specifications
- Preparation of batch records
- Production of one [REDACTED]-canister placebo batch
- Production of one [REDACTED]-canister active batch
- Process evaluation analysis consisting of:
●   In-process and finished product analysis by the methods listed in Table 2
●   Check weighing
●   Automatic valve function (spray testing)
- Cleaning verification

1 It is assumed that analytical methods are validated to a level sufficient for Phase III activities. Cardinal Health requests that a report detailing the validation of the all methodology be provided prior to transfer activities.

2 It is assumed that Cardinal Health will perform Identification and CoA release testing once for the engineering batches, once for the three process qualification batches, and once for the Phase III clinical supply batches.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 6

Table: 4  Project Activities and Costs (continued)

Study Phase	Activities

Process Qualification
Production of process qualification batches will consist of the following activities for each of the three batches:
- Pre-production activities
● Preparation of product specifications
● Preparation of batch records
- Production activities
● Filling up to [REDACTED] canisters with the Oral-lyn drug product
● In-process control analysis (post-production analysis) of bulk and finished drug product
● Release of finished drug product per methods listed in Table 2
- Cleaning verification after the manufacture of each batch
It is proposed that if the production and release analysis of the process qualification batches is acceptable, the process qualification batches may serve as clinical supplies. If process qualification batches are to be used as clinical supplies, the following additional activities will be performed:
- Bulk packaging and labeling[1,2]
- Shipment of samples to a clinical packaging and services facility[3]

Clinical Supplies Production
If necessary (based on the use of Process Qualification batches as clinical supplies) Cardinal Health will produce up to three batches of the Oral-lyn drug product for use in clinical studies. Activities will include:
- Pre-production activities
● Receipt and release of API, valves, canisters, and actuators[1]
● Preparation of batch records
- Production activities
● Filling up to [REDACTED] canisters per batch with the Oral-lyn drug product
● In-process control analysis (post-production analysis) of bulk drug product and finished product
● Release of finished drug product per methods listed in Table 2
- Bulk packaging and labeling[1,2]
- Shipment of samples to a clinical packaging and services facility (e.g. Cardinal Health’s Clinical Packaging Services facility in Philadelphia4)
The costs associated with stability studies (storage and analysis) to support Phase III clinical studies are not included in this quotation. Cardinal Health has the experience, capabilities, and facilities to provide stability study services if requested by Generex.

1 The costs associated with long-term storage of bulk product is not included in this quotation.

2 The costs associated with assembly of the canisters into actuators and dust caps is not included in this quotation. It is assumed that assembly will occur at the clinical packaging and labeling facility.

3 The costs associated with shipment to the clinical packaging and labeling facility is not included in this quotation but will be invoiced to Generex at cost. Packaging and labeling of clinical supplies is not included in this quotation.

4 The costs associated with shipment to the clinical packaging and labeling facility is not included in this quotation but will be invoiced to Generex at cost. Packaging and labeling of clinical supplies is not included in this quotation.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 7

3.2. Generex’s Responsibilities

Generex will sign the protocol and provide a technical contact that will be available for technical discussions and to make decisions that are needed in reference to this project. Generex will not use any samples/materials shipped from Cardinal Health for this project in a manner that is inconsistent with the scope of this project.

Section 4. Specifications

4.1. Cardinal Health’s Responsibilities

Cardinal Health will document the specifications, if applicable, in the protocol.

4.2. Generex’s Responsibilities

Generex will provide all specifications necessary to perform this project.

Section 5. Scheduling/Deliverables

5.1. Scheduling

Cardinal Health must receive a signed Quotation with a Purchase Order number, a signed protocol, all samples/materials, and must have on file a signed and effective terms and conditions and Quality Agreement (if applicable) in order for this project to be scheduled. Once scheduled, Cardinal Health will notify Generex of the anticipated start and completion date of the project activities.

Rush services are available at Generex’s request. If rush services are requested, additional costs will be incurred, ranging from [REDACTED] to [REDACTED]% of the project cost and depending upon the lead-time provided and Generex-requested turnaround time.

A proposed timeline based on the clinical supplies requirements and raw materials constraints as anticipated at the time of quotation issuance is included in Table 5.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 8

Table 5: Anticipated Project Timelines

[REDACTED]

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 9

5.2. Communication

In order to establish a collaborative relationship between Generex and Cardinal Health, Cardinal Health will appoint a project management representative to serve as a point of contact for Generex and to oversee progress on this project. Upon initiation of the project, Cardinal Health and Generex will establish a communication plan to include primary points of contact for both Cardinal Health and Generex. In addition, Cardinal Health and Generex will establish project meeting schedule(s), with scope, frequencies and durations to be mutually agreed upon by both parties.

5.3. Deliverables

Table 6: Tasks/Deliverables

Task	Deliverable
Technical Transfer
Analytical method transfer activities
- Analytical methods transfer report
Pre-production activities
- Product inventory specifications
- Master batch records
Engineering Batch
- Production batch records
- [REDACTED] placebo canisters
- [REDACTED] active canisters
Process Qualification
- Production batch records
- [REDACTED] canisters per process qualification batch (three batches total)
- Process qualification report
Technical transfer report

Phase III Clinical Supply Production
- Production batch records
- [REDACTED] canisters per Phase III clinical batch (3 total batches for a total of [REDACTED] canisters)
- Certificates of Analysis for each batch
- Bulk packaged and labeled supplies shipped to Cardinal Health’s clinical packaging and labeling facility in Philadelphia, PA

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 10

Section 6. Cost Proposal

6.1 Project Cost

Table 7: Project Related Activities Costs1

Activity	Estimated Cost ($)
Project Related Activities	[REDACTED]

Table 8: Technical Transfer Costs

Technical Transfer Activity	Cost ($)
Analytical Methods Transfer	REDACTED

Engineering Batch Production and Evaluation of One Active and One Placebo Batch	[REDACTED]

Process Qualification (Three Batches of [REDACTED])	[REDACTED]
Total Technical Transfer Cost	[REDACTED]

Table 9: Phase III Clinical Supply Production Costs

Activity	Cost ($)
Production of Clinical Supplies	[REDACTED]/batch of [REDACTED] units ($[REDACTED] per canister)
Total Clinical Supplies Production Costs for Three Batches	[REDACTED]

Table 10: Total Project Costs

Activity	Cost ($)
Project Related Activities	[REDACTED]

Technical Transfer	[REDACTED]

Phase III Clinical Supply Production	[REDACTED]
Total Project Costs	[REDACTED][2]

1 Project Related Activities, as detailed in Section 3.1, will be performed over the course of the program and will include frequent communications with Generex during technical transfer activities and project management of the technical transfer and subsequent Phase III batch productions.

2 The total project cost, excluding project related activities, will be $[REDACTED] if all three Process Qualification batches are used for Phase III clinical supplies and no additional batches are produced. Project related activities will be invoiced as accrued.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 11

6.2 Additional Fees

If copies of raw data are requested in the course of an active project, Generex will be invoiced at $[REDACTED]/hour for time required to generate and compile the data.

All requested samples/materials purchased by Cardinal Health for this project will be invoiced to Generex, at cost.

Non-standard or special instrumentation or equipment required solely for Generex’s project will be invoiced to Generex following Generex approval.

6.2. Revisions to Pricing

Cardinal Health reserves the right to revise quoted costs for any project as a result of initial scope change, revisions in protocols, modifications of test methods, final review of test methods, undocumented requirements, retesting or resynthesis, or any unforeseen difficulty in executing the project. The additional work will be performed based on written agreement from Generex and will be documented on a Cardinal Health Quotation Amendment Request (QAR).

All required investigational work (such as OOS investigations, troubleshooting chromatographic methods, etc.) may be conducted without prior approval from Generex, for up to [REDACTED] scientist hours per occurrence. If the additional work requires going beyond [REDACTED] hours, Generex will be contacted prior to continuation. All investigational retesting performed that is not directly due to a Cardinal Health error will be invoiced to Generex.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 12

Section 7. Invoicing and Payment Terms

7.1. Invoicing

Cardinal Health will [REDACTED]. Cardinal Health will issue invoices as detailed below. Costs for activities, not including any pass-through costs, will not exceed those listed in Section 6 without Generex’s approval.

Table 11: Invoicing Schedule

Activity	Invoice Schedule/Amount

Quotation Acceptance by Generex	$[REDACTED] (deposit to be made by Generex)[1]

Project Related Activities	Invoiced monthly as accrued

Analytical Method Transfer	Invoiced monthly until completion

Engineering Batch Production and Evaluation	Invoiced monthly until completion

Process Qualification	Invoiced upon batch completion [REDACTED][2]

Production of Clinical Supplies	Invoiced upon batch completion [REDACTED][2]

Generex’s Regulatory Submission to the Canadian Agency	Invoiced upon submission [REDACTED]

7.2. Payment Terms

Payments toward all invoices are due within [REDACTED] days of receipt of invoice and are non-refundable. Any applicable wire transfer fee must be included in the payment issued to Cardinal Health. Remit all payments to:

Cardinal Health, Pharmaceutical Development, RTP
4673 Collections Center Drive
Chicago, IL 60693

Section 8. Additional Project Terms

8.1. Termination / Cancellation

Either party may terminate the Project or any portion thereof at any time by providing [REDACTED] days written notice. In the event of a termination by Generex, Cardinal Health will promptly scale down the affected portion of the Project to avoid (or minimize, where non-cancellable) any further related expenses. On the effective date of termination, Generex will make payment to Cardinal Health in an amount equal to the costs incurred by Cardinal Health for all work performed prior to the effective date, any costs necessary to scale-down the Project, any non-cancellable commitments made by Cardinal Health prior to notice of termination, and any cancellation fees pursuant to the details below. Additionally, Cardinal Health will invoice Generex the cost of any sample/materials, reference materials, equipment, and supplies purchased by Cardinal Health specifically for this project.

1The $[REDACTED] deposit will be applied to the final invoice for Process Qualification activities (or Clinical Supplies production if performed).

2 Batch completion will be marked by release of materials to Generex for analysis.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 13

In addition to costs already incurred, Cardinal Health reserves the right to invoice Project Cancellation fees according to the following calendar day schedule: Batch Cancellation notice of 20 to 29 days – [REDACTED]% of cost for Batch Manufacture, 10 to 19 days – [REDACTED]% of cost for Batch Manufacture, 4 to 9 days – [REDACTED]% of cost for Batch Manufacture and 0 to 3 days – [REDACTED]% of cost of Batch Manufacture.

8.2. Project Notes and Assumptions

Generex acknowledges that the results of experimental/development work and the outcome of prevalidated manufacturing are not predictable and agrees that Generex shall pay for all work conducted and for all product batches produced in accordance within this quotation regardless of outcome.

Costs assume that raw material vendors will not be qualified by Cardinal Health. Qualification of vendors may represent a potential opportunity for cost savings and may be discussed with Generex in greater detail, if requested.

It is assumed that a single cleaning verification will be performed after the production of each two-batch campaign.

Costs assumes high yields (>[REDACTED]%).

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts

QTE-GFV-0001.01	CONFIDENTIAL	Page 14

8.3. Standard Terms and Conditions

All work performed under this quotation is subject to the Master Development and Clinical Services Agreement, pending negotiation, between Cardinal Health and Generex.

Section 9. Project Approval and Authorization

By signing below, Generex Biotechnology Corporation agrees to the project details as set forth in this Quotation.

Generex Biotechnology Corporation	Cardinal Health PTS, LLC

/s/ Rose C. Perri	/s/ Troy M. Young
Signature	Signature

Rose C. Perri	Troy M. Young
Printed Name	Printed Name

Chief Operating Officer	Director, Business Services
Title	Title

June 20, 2006	6/5/2006
Date	Date

PO Number

Please sign and return a copy of the Quotation Approval Page via fax to Wally Heritage at
(919) 481-4908 or email at wally.heritage@cardinal.com.

160 Magellan Lab Court • Morrisville, NC 27560 • PO Box 13341 • RTP, NC 27709
Direct: (919) 481-4855 • Facsimile: (919) 481-4908 • www.cardinal.com/pts